SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                October 7, 1996




                           BARRINGER TECHNOLOGIES INC.
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             (Exact name of registrant as specified in its charter)



      Delaware                            0-3207                      84-0720473
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(State or other jurisdiction of         (Commission                (IRS Employer
  incorporation or organization)         File Number)        Identification No.)



               219 South Street, New Providence, New Jersey 07974
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               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:               (908) 665-8200


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Item 5.  Other Events.

     On October 7, 1996, Barringer Technologies Inc. (the "Company") and Barringer Laboratories, Inc. ("Labco") entered into a Termination Agreement (the "Agreement"), pursuant to which, among other things, Labco agreed to waive its right of first refusal and to terminate certain restrictions regarding the transfer of 437,475 shares of Labco common stock owned by the Company (the "Shares"). The Company had agreed to such restrictions in connection with the Company's sale to Labco of 647,238 shares of Labco's common stock owned by it in December 1995. The Company agreed in the Agreement that, for a period of three months from the date of the Agreement, it would sell the Shares at a price of at least $1.6875 per share (the "Target Price") in a distribution in which it would not knowingly sell more than 75,000 shares to any one purchaser or group of related purchasers. Under the Agreement, for such three-month period, the Company must sell the Shares as provided above, if it receives an offer to acquire the Shares at a price per share at least equal to the Target Price. The restrictions also apply to any shares of Labco common stock issuable to the Company upon the exercise of certain warrants held by the Company. Labco has registered the Shares for resale pursuant to the Securities Act of 1933, as amended, to facilitate such sales.

     In the Agreement, the Company agreed to surrender to Labco 88,260 shares of Labco common stock owned by the Company which Labco had the right to retain, in certain circumstances, in connection with the 1995 sale and to terminate all remaining inter-company arrangements between the Company and Labco. In addition, upon the disposition by the Company of at least 250,000 of the Shares, Stanley
S. Binder, a Director of Labco, and John J. Harte, the Chairman of the Board of Labco, will resign their respective positions with Labco.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

Exhibit 28.1 Termination Agreement, dated October 7, 1996, by and between Barringer Laboratories, Inc. and Barringer Technologies Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             BARRINGER TECHNOLOGIES INC.

                                             By:/s/Stanley S. Binder
                                                ________________________________
                                                   Stanley S. Binder,
                                                   President and Chief Executive
                                                      Officer

Dated:  October 10, 1996


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                                  EXHIBIT INDEX

Exhibit                                                                 Page No.

28.1 Termination Agreement, dated October 7, 1996, by and between Barringer Laboratories, Inc. and Barringer
     Technologies Inc.*








* Incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on Form SB-2, File No. 333-13703.